                                                                   Exhibit(i)(2)

        [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]


                                 April 24, 2003


Van Kampen Real Estate Securities Fund
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

                  Re:  Post-Effective Amendment No. 13 to the
                       Registration Statement on Form N-1A for the
                       Van Kampen Real Estate Securities Fund
                       (the "Registration Statement")
                       (File Nos. 33-77800 and 811-8480)
                       ---------------------------------


     We hereby consent to the reference to our firm under the heading "Legal Counsel" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                               Very truly yours,



                                               /s/ Skadden, Arps, Slate,
                                                   Meagher & Flom (Illinois)